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                                                                   EXHIBIT 99.14

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Stagecoach Funds, Inc.

The Board of Directors and Shareholders
MasterWorks Funds Inc.:


We consent to the incorporation by reference in the Combined Proxy Statement/Prospectus of Stagecoach Funds, Inc. and MasterWorks Funds, Inc., constituting part of this Registration Statement on Form N-14, of our report dated August 5, 1998 relating to the financial statements and financial highlights of Stagecoach Funds, Inc.

We also consent to the incorporation by reference in the Combined Proxy Statement/Prospectus of Stagecoach Funds, Inc. and MasterWorks Funds Inc., constituting part of this Registration Statement on Form N-14, of our reports dated April 3, 1998 relating to the financial statements and financial highlights of MasterWorks Funds, Inc. and Managed Series Investment Trust.

                                /s/ KPMG Peat Marwick LLP

San Francisco, California
September 22, 1998